UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

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MCG Capital Corporation

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The following materials were prepared for use in a presentation given to RiskMetrics Group on May 6, 2010 and may be provided to certain stockholders of MCG Capital Corporation after May 6, 2010.

MCG Capital Corporation May 2010 Solutions Focused Financial Services NASDAQ: MCGC www.mcgcapital.com

Safe Harbor Statement
General Announcements
Before we begin, we would like to remind you that various remarks that we may make during today’s presentation regarding MCG’s future expectations, plans and prospects constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws.
These forward-looking statements involve risks and uncertainties that may cause actual results and/or performance to differ materially from any future results, performance or achievements discussed in, or implied by, such forward-looking statements. The risk and uncertainties include, but are not limited to, expectations regarding:  our results of operations, including revenues, net operating income, distributable net operating income, net investment losses and general and administrative expenses and the factors that may affect such results; the cause of unrealized losses; the performance of our current and former portfolio companies; our strategic plan to increase our share price relative to our net asset value and deliver long-term value to all of our stockholders; our recent strategic initiatives, including monetizing assets (focusing on lower yielding equity investments), building liquidity, originating new investments and reducing debt obligations; the amount, timing and price (relative to fair value) of asset monetizations; our origination pacing; our liquidity renewal under our SunTrust Warehouse and its effects on our ongoing strategic plan, balance sheet flexibility and liquidity profile; our ability to enhance stockholder value by closing the gap between our stock price and net asset value and through increasing operating income to support the future growth of dividends; our need to access debt and equity capital in order to originate new investments; issuances of our common stock below net asset value and the impact of such issuances on, among other things, distributable net operating income; access to the equity capital markets, including the effect on access to the debt capital markets and any upgrade in our corporate credit rating and improved capital efficiency; our future strategic plans, including plans to redeploy our investments in lower-yielding equity investments and cash in securitization and restricted accounts into new investment opportunities; our ability to improve our return on equity by generating more earnings from low-yield equity and debt investments by improving their operating performance and through the expansion of valuation multiples as the economy continues to recover; the timing of, and our decisions regarding, dividend distributions during 2010 based on our quarterly assessments of the statutorily required level of distributions, gains and losses recognized for tax purposes, portfolio transactional events, our liquidity, cash earnings and our asset coverage ratio; our 2010 Annual Meeting of Stockholders; and general economic factors.
In addition, any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date.  While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change and, therefore, you should not rely on these forward-looking statements as representing our views as of any date subsequent to today.
Non-GAAP Measure
During this presentation, we will be referring to a non-GAAP financial measure, distributable net operating income (also referred to as
DNOI).  This non-GAAP measure is not prepared in accordance with generally accepted accounting principles.  A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measures is available in MCG’s first quarter 2010 earnings release and in the investor relations section of our website at www.MCGCapital.com, under the heading “Financial Information”--“Non-GAAP Financial Measures.”

About MCG Capital
• MCG Capital (“MCG”) is an experienced manager of middle market assets
• NASDAQ-listed business development company (“BDC”) under the Investment Company
Act of 1940
• Specializes in investing in small and mid-size companies in an under-served portion of the middle market
• Began as an operating division of Signet bank in 1990; independent since 1998; IPO in 2001
• The senior investment professionals have worked together since 1991, have managed through multiple business cycles, and have invested over $5.9 billion in 585 transactions
• MCG currently holds investments in 58 portfolio companies.  Approximately $1.2B in assets and $0.99B of total investments as of March 31, 2010
• MCG currently has 64 employees, including 33 investment and credit professionals
• MCG has fostered close relationships with numerous middle market owners/operators as well as financial sponsors

MCG Strategy and Performance
• While the financial markets were in turmoil, MCG’s Board and management undertook decisive measures to preserve liquidity and strengthen its capital base to improve stockholder value.  We:
1. Renegotiated our key borrowing agreements
2. Monetized portfolio investments at or near fair value with an emphasis on monetizing junior debt and equity securities
3. Reduced  general and administrative costs
4. Suspended dividends
5. Reduced leverage

Successful Execution on Strategy
1. Renegotiated our key borrowing agreements
– In 2008 we proactively proposed amended credit facilities that strengthened MCG’s capital structure and liquidity
– We renegotiated three credit facilities in February 2009, providing us with continued debt financing at attractive rates (+100 bps over previous rates), extended maturities, and eliminated cross-default provisions
– In October 2009, we extended the maturity of $34 million of notes from October 2010 to October 2011
– In February 2010, we renewed a $150 million warehouse credit facility
2. Monetized portfolio investments at or near fair value with an emphasis on monetizing junior debt and equity securities
– Since beginning its monetization initiatives in July 2008, MCG has completed or announced a total of $335.7 million in investment monetizations, $324.1 million which were completed at 100.3% of their most recently reported fair value and one which was completed at 42.3% of its most recently reported fair value.
– 62.9% of the monetizations have been junior capital, validating our net asset value
– We have paid down debt with these proceeds and are redeploying a portion of the capital generated by these monetizations into current yielding debt securities to grow operating income and support stock dividends

Successful Execution on Strategy
(continued)
3. Reduced general and administrative costs
– We have closed certain facilities and reduced our workforce by 36% since  August 2008
– Implemented a freeze on base salaries for executive management and other top earners (13 in total) for the last two years and other staff in 2009
– Paid no executive bonuses in 2008 and reduced targeted base cash bonuses for executive management by
50% in 2009
– Q1 2010 total compensation expense was 24% lower than Q1 2008
4. Suspended dividends to preserve capital and position MCG for resumption of origination and portfolio growth
– MCG was the first BDC to proactively reduce its dividends when the macro-credit crisis broke out
– The cash balance in our securitization and restricted accounts, which may be deployed for new investment, has more than doubled since December 31, 2008 and currently equals $103.6 million
– We currently have $56.3 million of unrestricted cash and cash equivalents
– MCG’s successful execution of its strategy led to a reinstated dividend ($0.11) on May 4, 2010

Successful Execution on Strategy (continued)
5. Reduced leverage
Since January 1, 2009:
– MCG paid down $126.8 million of debt
– Asset coverage ratio increased from 201% to 224% as of April 29, 2010
– Debt to equity ratio decreased from 96.6% to 85.9% on March 31, 2010
– Debt, net of cash, to equity ratio decreased from 90.8% to 69.2% on March 31, 2010

Successful Execution on Strategy (continued)
• The investment portfolio generates significant net operating income (NOI)
• Investment marks have stabilized
• MCG has significantly reduced operating expenses
$s in 000s (except per share data)
Q4
2008
Q1
2009
Q2
2009
Q3
2009
Q4
2009
Q1
2010
Interest Income $25,982 $24,054 $22,092 $21,050 $21,113 $19,558
Dividend Income 2,545 1,824 1,702 1,289 1,334 1,329
Fees/Other Income 1,446 1,928 944 1,272 1,232 859
Total Revenue 29,973 27,806 24,738 23,611 23,679 21,746
Interest Expense 8,725 6,558 6,315 5,518 5,053 4,473
Employee Compensation (Excl. LTIC) 2,817 3,798 2,911 4,115 4,001 4,796
LTIC 1,449 1,537 1,787 2,279 2,124 1,227
G&A 8,124 3,975 5,552 3,041 3,082 2,810
Total Operating Expenses 21,113 15,868 16,565 14,953 14,260 13,307
DNOI 14,178 13,475 9,960 10,937 11,543 9,666
DNOI / Share 0.19 0.18 0.13 0.14 0.15 0.13
NOI 8,860 11,938 8,173 8,658 9,419 8,439
NOI / Share 0.12 0.16 0.11 0.11 0.12 0.11
Net Gains/(Losses) (65,936) (63,056) (14,116) (4,514) (7,642) (2,422)
Net Income/(Loss) ($57,297) ($50,946) ($5,861) $4,183 $1,565 $5,955
EPS (0.77) (0.68) (0.08) 0.06 0.02 0.08
Income Statement

Successful Execution on Strategy (continued)
• Strengthened the balance sheet despite difficult market conditions
• Significantly reduced debt and leverage
• Built a strong cash position
• Stabilized and increased NAV
$s in 000s (except per share data)
Q4
2008
Q1
2009
Q2
2009
Q3
2009
Q4
2009
Q1
2010
Unrestricted Cash and Cash Equivalents $46,149 $50,330 $18,751 $47,166 $54,187 $54,563
Restricted Cash and Securitization Accounts 38,472 61,902 99,052 89,222 130,373 103,643
Total Investments 1,203,148 1,114,992 1,061,506 1,037,244 986,346 991,032
Other Assets 24,665 28,116 24,529 20,755 20,243 22,147
Total Assets 1,312,434 1,255,340 1,203,839 1,194,387 1,191,149 1,171,385
Borrowings 636,649 631,245 584,349 568,507 557,848 534,892
Dividends Payable - - - - - -
Other Liabilities 16,874 14,564 14,012 13,913 17,618 13,596
Total Liabilities 653,523 645,809 598,361 582,420 575,466 548,488
Total Shareholder's Equity $658,911 $609,531 $605,478 $611,967 $615,683 $622,897
BDC Debt/Equity 97.4% 104.2% 97.1% 93.5% 91.1% 86.4%
BDC Debt/Equity, Net of Cash 91.6% 94.0% 80.7% 78.9% 69.9% 69.8%
Asset Coverage Ratio 201.2% 198.5% 206.3% 211.6% 215.6% 222.0%
NAV Per Share 8.66 $      8.02 $      7.97 $      8.06 $      8.06 $      8.16 $
Balance Sheet

Stock Price
Price to NAV
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$-
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
Jan-09
Feb-09
Mar-09
Apr-09
May-09
Jun-09
Jul-09
Aug-09
Sep-09
Oct-09
Nov-09
Dec-09
Jan-10
Feb-10
Mar-10
Apr-10
May-10
MCGC Closing Price
NAV % to Stock Price

MCGC =
$6.37 on
5-4-10
MCGC =
$0.71 on
1-1-09

The Market Has Recognized Our Progress
February 26
Amends revolving credit
and warehouse
agreements, and certain
note purchase
agreements
February 27
Sold equity investment
in LMS Intellibound for
$40.5 million (net cash
proceeds of $21.6
million)
August 24
Fitch Ratings affirms
MCGC’s BB+ long-term
issuer default and senior
unsecured debt ratings
October 28
Announces
Amendments to
Unsecured Debt
Agreements
June 17
Reiterates ongoing
plan to continue
monetizing assets,
preserving capital and
deleveraging its
balance sheet during
annual shareholder
meeting
July 30
Announces
agreement to sell
equity investment in
Coastal Sunbelt for
$15.5 million to
management and
MSouth Equity
Partners LP
February 17
Announces annual
SunTrust
warehouse liquidity
renewal
April 19
Announces sale
of Jet Broadband
Holdings, LLC for
$49.7M
April 21
Announces $8.0M debt
repurchase for $4.4M, to
bring cumulative debt
repurchases to $30.6M
for $10.5M

The Market Has Recognized Our Progress (continued)
Stifel Nicolaus Equity Research, April 20, 2010
“We are increasing our target price to $7.50 as we believe MCGC continues to demonstrate it is “back in business” and thus, should no longer be grouped with the BDCs who suffer from significant liquidity issues (ACAS in particular). Our $7.50 target price assumes a 10.7% earnings yield on our late 2011 run-rate of $0.80/share slightly above the historical BDC average of
9% but inline with the current 2011 average earnings yield of 10.7%. Overall, we believe MCGC represents a compelling opportunity as the company 1) restarts origination activity which will drive earnings/portfolio growth, 2) reinstates the dividend, and 3) repositions equity assets into higher yielding debt securities. Notably, our $0.76 earnings estimate does not does not include any earnings benefit from the sale and redeployment of Broadview which would considerably add to our earnings estimates and potentially our target price.”
Stifel added MCG to the Stifel Select List and rated the stock as its Top Pick in 2010 on January 5, 2010
Compass Point Equity Research, April 23, 2010
“In our opinion, MCG Capital’s current stock price represents an attractive investment opportunity. The company has repaired their balance sheet via asset monetizations and debt paydowns and has several positive catalysts that should enable meaningful DNOI growth over the next two years. Additionally, with no pending maturities until 2011 and untapped liquidity available, the company is in the position to accelerate origination growth and reinstate the dividend. Trading at 0.8x BV (0.6x on a cost basis) the stock is valued at a historical discount to the peer group. Our $7.75 price target represents 95% of book value and 9.7% yield on our 2011 DNOI estimate.
BMO Equity Research, April 29, 2010
“We are upgrading shares of MCG Capital (MCGC) to OUTPERFORM (S) from MARKET PERFORM, based on valuation and owing to successful realizations on portfolio company exits. In addition, MCGC should benefit from higher middle-market purchase price multiples because it has higher than-average equity exposure with 31% of its portfolio allocated to equity investments. As purchase price multiples expand, equity investments should increase in value and provide a boost to book value. With MCGC’s debt position stabilized and its net debt/equity ratio at a very reasonable level of 0.6:1, we expect dividend payments to resume this quarter after having been suspended back in 3Q08. MCGC is trading at 81% of book value compared with peers at 113%, and we expect this discount to narrow over the next few quarters. Our new price target of $9 is based on MCGC trading at 110% of its book value, in line with its peers.”

Performance versus BDC Peer Universe
• On both a short and longer term basis, MCG’s shareholder returns have surpassed or been in line with equity oriented BDCs and have outperformed the KBW Bank Index
Total
BDC Ticker Assets 1 Year 5 Year 1 Year 5 Year
Equity Oriented BDCs
American Capital ACAS 6,672 -33.2% -43.3% 134.7% -76.7%
Allied Capital ALD 2,665 -35.8% -27.4% 241.4% -44.5%
MCG Capital MCGC 1,191 -8.0% -8.7% 206.3% -47.9%
MVC Capital Inc MVC 504 4.8% 7.5% 66.2% 76.2%
Main Street Capital MAIN 197 9.9% 14.7% 48.5% n/a
Tortoise Capital TTO 90 16.4% n/a 37.7% -31.4%
Median - Equity Oriented BDCs 847 -1.6% -8.7% 100.4% -44.5%
Mean - Equity Oriented BDCs 1,886 -7.7% -11.4% 122.4% -24.9%
Non-Equity Oriented BDCs
Apollo Investment AINV 3,431 18.8% 22.3% 197.4% 53.2%
Ares Capital ARCC 2,314 17.2% 32.2% 190.3% 77.4%
BlackRock Kelso BKCC 880 12.8% n/a 94.6% n/a
Fifth Street Finance FSC 453 7.6% n/a 77.7% n/a
Gladstone Capital GLAD 329 7.6% 9.5% 96.9% -11.7%
Gladstone Investment GAIN 278 -17.9% n/a 80.3% -38.6%
Hercules Technology HTGC 509 3.6% 5.7% 101.5% 41.8%
Kohlberg Capital KCAP 478 -8.7% n/a 82.7% -46.0%
NGP Capital NGPC 317 -3.5% -3.6% 28.6% -14.8%
Patriot Capital PCAP 273 -23.5% -45.9% n/a n/a
Pennantpark Investment PNNT 527 11.4% n/a 110.8% n/a
Prospect Capital PSEC 689 -1.6% -2.3% 55.1% 62.8%
TICC Capital TICC 225 16.5% 19.4% 87.1% -14.9%
Triangle Capital TCAP 261 3.7% n/a 59.7% 40.0%
Median - All BDCs 491 4.3% 5.7% 87.1% -14.8%
Mean - All BDCs 1,114 -0.1% -1.5% 105.1% 1.7%
KBW Bank Index ^BKX 59.9% -46.2%
Source: Capital IQ
ROE Shareholder Returns

Positioned to Grow Income and Dividends
• Successful execution of our strategic plan has positioned us to grow operating income to support dividends
– We have resumed originations; during Q1 2010, MCG made $40.7 million of advances, including $29.0 million in senior debt originations to three new portfolio companies
– MCG’s investment focus will remain on investing in current yielding debt securities
• Existing CLO and SBIC credit facilities provide long-term capital at attractive rates to finance assets; dry powder in these facilities enables MCG to make additional investments without incurring additional leverage
– As of April 29, 2010, MCG had $240 million available for investment in portfolio companies without the need to access the credit or equity market
– March 31, 2010 unrestricted cash position of $54.6 million and total restricted cash and securitization cash account position of $103.6 million provide liquidity to support existing portfolio companies and make new investments; total cash is 13.5% of Q1 ending assets
– MCG is well matched from an asset and liability perspective with the next scheduled debt maturity in October
2011
– Existing debt structure is designed to reduce debt obligations naturally over time as MCG monetizes assets and repays debt; hence, “bullet” payment obligations are mitigated prior to scheduled maturity dates

Governance and Board Strength
• Strong independent representation:
– 75% of the current board members (6 of 8) are independent
– Chairman of the board, Richard Neu, is independent
– Strong stockholder representation is present on the board in Gavin Saitowitz, who represents an investor group that collectively owns 4.5 million shares, or 5.9% of the total shares outstanding as of April 1, 2010.
– In 2009, MCG’s board of directors was reduced from 10 members to 8 members, increasing the strength of the stockholder voice on the board
– Board of director’s and management’s objectives are properly aligned with stockholder objectives through the use of metrics-based incentive compensation plans
• Fully engaged board:
– Participated in the design and implementation of the strategic plan
– With the assistance of a leading independent investment bank, evaluated numerous alternatives for reducing the discount to NAV and maximizing long-term stockholder value
– Met 23 times during fiscal 2008 and 16 times during fiscal 2009
– Fully focused on identifying, managing and mitigating risks while growing value

Compensation at MCG
• MCG’s executive compensation philosophy is designed to motivate and reward employees for performance that will create long-term value for stockholders
• Compensation practices are reasonable and conservative:
– Implemented a freeze on base salaries for executive management and other top earners (13 in total) for the last two years and other staff in 2009
– Paid no bonuses to our executive management during 2008 and cut the bonus opportunity for our executive management during 2009 by 50%
– Adopted a 2009 performance-based compensatory structure based on clearly defined Company performance metrics, including equity portfolio monetizations, BDC asset coverage ratio, cash earnings from the portfolio, earnings per share, and successful renegotiation of the Company’s credit facilities
Shares of restricted common stock and cash bonuses are awarded only upon the achievement of specified increasing Company share price thresholds, ultimately reaching $8.00 per share.
This is in contrast to our peers, many of whom made large grants to take advantage of historic market lows
This program was specifically designed so that its cost would be less than 2.6% of the stockhol der value created and would be limited to the shares approved by our stockholders four years ago

Compensation at MCG (continued)
• Total annual cash compensation payable in 2009 placed us below the 25th percentile of our peer group
• CEO Steven F. Tunney’s total annual cash compensation was in approximately the 15 percentile
• As employees achieve greater levels of responsibility in the organization, an increasing percentage of their target total direct compensation is based upon future performance of the
Company (50% plus for CEO and EVP Business Development)
• Entire program is subject to Compensation Committee final approval – who may amend the program at its discretion at any time
• On an LTM basis, MCG’s compensation expense as a percentage of average investments at fair value was 2.2%, compared to a BDC average of 2.5%
th

• MCG ‘s compensation and G&A expense compares favorably to the broader BDC universe
Compensation at MCG (continued)
$ in millions )
except per share data
Company Name Ticker
Total
Assets
Internal /
External
Last
Quarter
as of
Market
Cap       Avg. Invest.
(5-3-10)
Annualized
Comp Exp. /
(%)
Annualized
G&A Exp. /
Avg. Invest.
(%)
Annualized
Comp+G&A /
Avg. Invest.
(%)
Annualized
Comp+G&A /
Avg. Assets
(%)
Comp
Exp. /
Avg.
Invest. (%)
G&A
Exp. /
Avg
Invest. (%)
Comp+G&A /
Avg. Invest.
(%)
Comp+G&A /
Avg. Assets
(%)
Equity Oriented
American Capital ACAS 6,672.0 Internal 12/31/09 2,115.4 4.7% 2.3% 7.0% 6.1% 3.3% 1.5% 4.8% 4.3%
Allied Capital ALD 2,665.5 Internal 12/31/09 881.7 1.7% 2.2% 3.9% 3.3% 1.6% 1.4% 3.0% 2.6%
MCG Capital MCGC 1,171.4 Internal 3/31/10 510.7 2.4% 1.1% 3.6% 3.0% 2.2% 1.4% 3.6% 3.1%
MVC Capital Inc. MVC 503.6 External 1/31/10 359.6 2.8% 0.6% 3.5% 3.3% 3.0% 0.7% 3.7% 3.6%
Main Street Capital MAIN 196.5 Internal 12/31/09 244.0 1.3% 0.7% 2.0% 1.8% 1.1% 0.9% 2.1% 1.6%
Tortoise Capital
TTO 88.9 External 2/28/10 69.4 1.4% 0.8% 2.3% 2.1% 1.4% 1.0% 2.4% 2.2%
Median - Equity Oriented 837.5 435.2 2.1% 1.0% 3.5% 3.2% 1.9% 1.2% 3.3% 2.9%
Mean - Equity Oriented 1,883.0 696.8 2.4% 1.3% 3.7% 3.3% 2.1% 1.1% 3.3% 2.9%
Non-Equity Oriented
Apollo Investment AINV 3,430.9 External 12/31/09 2,435.7 3.9% 0.4% 4.3% 3.8% 3.8% 0.4% 4.3% 3.8%
Ares Capital ARCC 2,313.5 External 12/31/09 3,106.5 3.4% 1.5% 4.9% 4.6% 3.1% 0.9% 4.0% 3.8%
BlackRock Kelso Capital BKCC 879.5 External 12/31/09 610.5 9.9% 0.7% 10.6% 10.2% 4.0% 0.7% 4.7% 4.5%
Prospect Capital PSEC 689.1 External 12/31/09 744.6 5.1% 1.8% 6.9% 6.1% 4.3% 1.3% 5.6% 5.3%
Pennantpark Investment PNNT 526.9 External 12/31/09 349.0 3.5% 0.9% 4.4% 4.2% 3.4% 1.0% 4.4% 4.3%
Hercules Technology HTGC 509.0 Internal 12/31/09 386.0 3.2% 2.2% 5.3% 4.1% 2.7% 1.9% 4.6% 3.9%
Kohlberg Capital KCAP 477.7 Internal 6/30/09 122.1 0.7% 0.6% 1.3% 1.3% 0.6% 0.7% 1.3% 1.2%
Fifth Street Finance FSC 453.2 External 12/31/09 597.3 4.7% 1.4% 6.1% 5.2% 4.2% 1.2% 5.4% 5.2%
Gladstone Capital GLAD 328.5 External 12/31/09 292.5 2.8% 2.1% 4.9% 4.6% 2.4% 1.6% 4.0% 3.8%
NGP Capital Resources NGPC 316.9 External 12/31/09 172.2 0.0% 3.6% 3.6% 2.3% 0.0% 2.3% 2.3% 1.5%
Gladstone Investment GAIN 278.3 External 12/31/09 145.7 3.3% 1.6% 4.9% 3.4% 2.1% 1.1% 3.2% 2.6%
Triangle Capital TCAP 261.1 Internal 12/31/09 189.3 NA NA 3.6% 2.9% NA NA 3.6% 2.9%
TICC Capital
TICC 225.3 External 12/31/09 194.4 2.9% 1.1% 4.1% 3.5% 2.6% 1.0% 3.6% 3.3%
Median - Non-Equity Oriented 477.7 349.0 3.3% 1.4% 4.9% 4.1% 2.9% 1.1% 4.0% 3.8%
Mean - Non-Equity Oriented 822.3 718.9 3.6% 1.5% 5.0% 4.3% 2.8% 1.2% 3.9% 3.5%
MCG Capital
MCGC 1,171.4 Internal 3/31/10 510.7 2.4% 1.1% 3.6% 3.0% 2.2% 1.4% 3.6% 3.1%
Median - All BDCs 506.3 372.8 2.9% 1.1% 4.2% 3.5% 2.6% 1.1% 3.7% 3.4%
Mean - All BDCs 1,158.0 701.9 3.2% 1.4% 4.5% 3.9% 2.5% 1.2% 3.7% 3.3%
Source:Capital IQ, SNL Financial
Market Data
Share Information Last Quarter Results LTM Results
Compensation and G&A Related Ratios

Matters for Annual 2010 Meeting
1. Election of two (2) members to our board of directors to serve as Class III directors
2. The ratification of our independent registered public accounting firm
3. Authorization to, with approval of our board of directors, sell up to 15% of our outstanding common stock at a price below our then current NAV
4. Authorization to issue securities to subscribe to, convert to, or purchase shares of our common stock in one or more offerings up to an aggregate of 10,000,000 shares
5. Approval of an amendment to our Employee Restricted Stock Plan to increase the maximum aggregate number of shares of our common stock available for issuance thereunder from
3,500,000 to 6,050,000 shares
6. Approval of an amendment to our Non-Employee Director Restricted Stock Plan to increase the maximum aggregate number of shares of our common stock available for issuance thereunder from 100,000 to 150,000 shares

Nominee: Steven F. Tunney, President and CEO
• Over 14 years of experience at almost every executive level of MCG
– Served as President since May 2001 and as CEO since  August 2006
– Previously served as COO from March 1998 to August 2006, as CFO and Secretary from March 1998 to
February 2000, and Treasurer from March 1998 to July 2002.
• Extensive experience in our industry and target markets
– While at MCG, Mr. Tunney has been responsible for raising $222.0 million of equity capital and $2.8 billion of debt capital and has overseen $4.5 billion of investments to middle market companies
– Officer of Signet Bank from 1996-1997 and First Union National Bank from 1997-1998
– A financial officer for middle market companies, including MCG’s first customer and an international software firm
– An auditor at Pricewaterhouse Coopers
– B.S. from Towson State University and was licensed as a CPA in 1985
• Mr. Tunney is well positioned to lead our management team and provide essential insight and guidance to our board of directors regarding our day-today operations, the middle market companies in which we make debt and equity investments and the capital markets for which we rely on to provide our funding

Nominee: Kim D. Kelly, Independent Director
• Vast experience in the financial and operational restructuring of complex businesses
– Since June 2005, served as a consultant, primarily to private equity firms, in the media and restructuring fields
– Most recently, since December 2008, served as Chief Restructuring Officer for Equity Media Holdings
Corporation, a former NASDAQ issuer
– Previously, held executive positions with a number of large media companies
– From May 2004 until April 2005, served as the President and CEO, and from April 2004 until April 2006 as a director, of Arroyo Video Solutions, Inc., a software company serving video service providers
– From 1990 to February 2003, Ms. Kelly was employed by Insight Communications Company, Inc., where she was President from January 2002 to August 2003, COO from January 1998 to August 2003 and EVP and CFO from 1990 to January 2002
– Ms. Kelly also served as a director at Insight Communications from July 1999 to August 2003
– From July 1999 to 2003, she also served as CEO of Insight Midwest, L.P.
– Ms. Kelly currently serves as a trustee of BNY Mellon Funds Trust
– Ms. Kelly is a graduate of George Washington University
• Chair of Audit Committee
• Her skills gained through service as a chief executive officer, chief financial officer, chief operating officer and chief restructuring officer of various public and private companies are essential to our board of directors
• Her experience on the board of directors of other public companies and her insight on financial and operational issues are particularly valuable to our board of directors during this period of challenging economic conditions

Approval to Sell Stock Below NAV
•
Stock approval to sell up to 15% of outstanding common stock during the next year at a price below then current NAV, subject to certain limitations
– Majority of directors must determine:
•
It would be in the best interests of stockholders
•
That the price at which the stock is sold is not less than a close approximation of the market value
– Due to BDC/RIC leverage limitations and earnings distribution requirements, MCG, like all BDCs, is dependent on raising equity capital to grow the investment portfolio and operating income
– We believe that market conditions will continue to provide attractive opportunities to deploy capital that will be accretive to stockholder value, potentially even when partially funded with equity issuance below NAV
– Due to the dislocation in the capital markets, firms that have access to capital can invest on more favorable terms, with reasonable pricing of risk and more appropriate contractual terms, than seen in prior periods
•
Gives MCG flexibility to avoid forced sales of assets at unfavorable prices
•
The authority is typically granted to BDCs; lacking it would put us at a competitive disadvantage
•
Authority is required to enable an issuance at NAV, since pre-approval is required if proceeds net of transaction expenses are below NAV
•
MCG does not anticipate selling common stock below NAV in the near term or at its current discount to NAV.  Over the course of the next year, we may identify attractive opportunities anticipated to be accretive on a net operating income basis that would be beneficial to all stockholders
•
Over the past year we have had similar approval to issue securities to subscribe to, convert to, or purchase MCG common stock at below NAV; we did not believe it was prudent to use that authority, and we would be equally carefully in effecting any offering, if at all

Approval to Sell Stock Below NAV (continued)
• Equity issued at discount to NAV can be deployed on an accretive basis, as the examples below show
Assumptions
Run Rate Yearly NOI and EPS per Share
1
0.44
Current # Shares Outstanding 76,338,000
Current NAV 8.16 Annual Increase in NOI and EPS per Share
Closing Stock Price
2
6.84 Discount to NAV
Current Discount to NAV 16% 0% 5% 8% 10% 12% 15%
% Share Issuance 15% 6% 0.02 0.02 0.02 0.02 0.01 0.01
# Shares Issued 11,450,700 8% 0.08 0.08 0.07 0.07 0.07 0.06
Transaction Costs 4.5% 10% 0.15 0.14 0.13 0.13 0.12 0.12
Post-Issuance Shares Outstanding 87,788,700 12% 0.21 0.19 0.19 0.18 0.18 0.17
Leverage Applied to Proceeds
3
2.0x 14% 0.27 0.25 0.24 0.24 0.23 0.22
Cost of Leverage 5.0% 16% 0.33 0.31 0.30 0.29 0.28 0.27
Target Deployment and Potential Issuance Range
4
1
Annualized Q1 2010 MCG  NOI/Share.  For example purposes, assumes EPS equals NOI (portfolio marks at $0)
2
As of April 29, 2010
3
SBIC
4
MCG would not issue equity until it invested its existing resources

Approval to Sell Stock Below NAV (continued)
•
• Their share price performance subsequent to the offering has been positive, with a 41%
average increase in share price post-offering and an average current price to NAV of 1.21x
• Funds raised in share issuances below NAV can be deployed accretively given attractive investment opportunities; post-issuance share price performance reflects a market understanding of that fact
Amount Post-Deal % of Post Offer 5/3/10 Current Current Current Mkt
Pricing Raised Market Deal Shares Gross Offer Price File/ Post Post To Current Current Price Market Cap To Post
Date Issuer Ticker ($M) Cap ($M) Outstanding Spread Price To NAV Offer 7 Days 30 Days Current Price NAV To NAV Cap ($M) Deal Mkt Cap
3/2/10 PennantPark PNNT 57.5 320.8 15.8% 5.00% 10.00 0.84x -6.9% 3.9% 3.4% 10.6% 11.06 11.86 0.93x 349.0 1.09x
12/9/09 Apollo AINV 112.9 1,710.8 6.5% 4.50% 9.82 0.95x -2.8% -0.8% 11.1% 28.2% 12.59 10.40 1.21x 2,435.7 1.42x
9/24/09 Pennant Park PNNT 37.9 280.6 14.0% 5.00% 8.00 0.68x -11.6% 1.4% 2.1% 38.3% 11.06 11.86 0.93x 349.0 1.24x
9/22/09 Fifth Street FSC 58.0 414.4 14.6% 4.75% 10.50 0.88x -6.0% 4.6% -2.8% 25.6% 13.19 10.82 1.22x 597.3 1.44x
8/14/09 Ares ARCC 115.1 1,050.1 11.4% 4.50% 9.25 0.83x -4.7% -0.3% 7.1% 75.5% 16.23 11.44 1.42x 3,106.5 2.96x
8/12/09 Apollo AINV 181.1 1,449.1 12.6% 4.50% 8.75 0.86x 0.1% 0.5% 13.1% 43.9% 12.59 10.40 1.21x 2,435.7 1.68x
8/6/09 Triangle TCAP 15.6 99.5 15.3% 4.99% 10.42 0.92x -8.3% 2.7% 3.8% 52.2% 15.86 11.03 1.44x 189.3 1.90x
7/15/09 Fifth Street FSC 87.8 292.3 29.4% 5.00% 9.25 0.78x -6.4% 4.3% 11.0% 42.6% 13.19 10.82 1.22x 597.3 2.04x
6/30/09 Prospect PSEC 46.6 329.2 14.2% 5.00% 9.00 0.63x -9.4% 1.9% 11.3% 30.1% 11.71 10.06 1.16x 744.6 2.26x
5/19/09 Prospect PSEC 64.0 354.7 18.1% 5.00% 8.25 0.58x -16.7% 4.6% 15.6% 41.9% 11.71 10.06 1.16x 744.6 2.10x
4/22/09 Prospect PSEC 28.5 290.3 11.0% 4.75% 7.75 0.54x -11.9% 11.0% 7.2% 51.1% 11.71 10.06 1.16x 744.6 2.56x
4/22/09 Triangle TCAP 13.8 95.7 15.4% 5.00% 10.75 0.83x -7.3% -5.2% -4.3% 47.5% 15.86 11.03 1.44x 189.3 1.98x
Mean 68.2 557.3 14.9% 4.83% 0.78x -7.7% 2.4% 6.6% 40.6% 1.21x 1.89x
Median 57.8 325.0 14.4% 5.00% 0.83x -7.1% 2.3% 7.2% 42.3% 1.21x 1.94x
Source: SNL Financial, DealLogic
Performance
Numerous BDCs have issued shares below NAV

Approval to Issue Securities to Subscribe to,
Convert, or Purchase MCG Shares
• Stockholder approval to authorize the issuance of securities to subscribe to, convert to, or purchase MCG common stock in one or more offerings up to an aggregate of 10 million shares
– MCG believes that, due to economic conditions, the availability of debt and equity capital for the market as a whole has been reduced.  This creates attractive investment opportunities for MCG but raises concern that debt or equity capital may not be available on favorable terms, or at all
– This proposal is designed to give us flexibility to raise capital in the current environment
– Conditions to issuance include:
• Must expire within 10 years of issuance
• The conversion price must not be less than the current market value of the common stock at the date of issuance
• Individual issuances must be approved by a required majority of the directors of MCG
• MCG, along with other BDCs, has been granted this authority in prior years.  The ability to issue convertible debt is required to allow us an alternative means of accessing capital in the event that the traditional debt and equity markets are unavailable.
• MCG does not anticipate using this authority during the next year, but seeks approval so as to have similar balance sheet flexibility as its peers

Western Investment Proxy Contest
• Western Investment (“Western”), an activist hedge fund with over 48 proxy campaigns since
2004, is contesting MCG’s nomination of directors and other initiatives
• Western has offered no constructive suggestions and disclosed no plans to increase stockholder value, other than handing over management of the company to a competitor to which they have existing ties
• Western’s MCG investment is currently worth over $6 million more than their purchase price
• The Board considered Western’s nominees, and determined that they do not offer the skills or perspectives that would enhance the current Board relative to the current nominees
• Westerns’ nominees are fraught with conflicts of interest.  All parties to the solicitation are tied to MVC Capital, Inc.  (“MVC”)
– Western is the single largest stockholder in MVC, which comprises 9.0% of Western’s portfolio (versus 2.7%
for MCG)
– Bruce Shewmaker, nominee, is a Managing Director of MVC
– Western has discussed transferring management of MCG’s portfolio with Michael Tokarz, Chairman and
Portfolio Manager of MVC , an MCG competitor, and Chairman of The Tokarz Group

Western Nominee – Arthur D. Lipson
• MCG believes Arthur Lipson’s service on the Board of Directors will be detrimental to stockholders
– In order to serve the interest of his hedge funds, Mr. Lipson might pursue a short-term strategy with adverse affects on long-term MCG stockholders
– Mr. Lipson appears to be part of a cohort of MVC directors and affiliates who are attempting to consummate an extraordinary transaction between MVC and MCG for the benefit of MVC and it’s largest investor, Western
– Such a transaction would benefit Western due to its substantial holdings of MVC’s securities, but may be against the best interests of MCG’s other stockholders
– Mr. Lipson has repeatedly used proxy contests as a means to further extraordinary corporate transactions or install new investment advisors

Western Nominee – Bruce W. Shewmaker
• Adding a director of MVC Capital to MCG’s board of directors is fraught with conflicts of interest:
– In 2009, Robert Knapp (current MVC director) and Robert Everett (former MVC director) unsuccessfully attempted to gain board seats at MCG
– Mr. Shewmaker’s nomination marks MVC’s second attempt in two years to gain seats on MCG’s board of directors
– MVC has no ownership interest in MCG that would account for these attempts
– MVC currently has a $20.5 million liability (provision for incentive compensation) that consists of an incentive fee owed to The Tokarz Group; the fee exceeds MVC’s existing cash resources
– The acquisition of MCG’s portfolio assets would approximately triple MVC’s operating income and capital gain potential, thereby creating an opportunity for increased incentive compensation for The Tokarz Group, while
MCG’s cash could be used to pay the management fee to The Tokarz Group; all to the detriment of existing
MCG stockholders

Summary
• Executed on articulated strategy
• Share price has increased more than 800% since December 31, 2008
• Positioned to grow income and dividends
• Aligned compensation with stockholder value creation
VOTE THE WHITE PROXY CARD

29 NASDAQ: MCGC